UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 4, 2006
Date of Report (date of Earliest Event Reported)

NEWTEK BUSINESS SERVICES, INC.
(Exact Name of Company as Specified in its Charter)

NEW YORK	001-16123	11-3504638
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

462 Seventh Avenue, 14th floor, New York, NY 10018
(Address of principal executive offices and zip code)

(212) 356-9500
(Company’s telephone number, including area code)

NEWTEK CAPITAL, INC.
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

ITEM 8.01 Other Events.

On April 4, 2006 Newtek Business Services, Inc. (NASDAQ:NKBS) (www.newtekbusinessservices.com), announced its annual results for the fiscal year ended December 31, 2005 and indicated in a press release that it would make adjustments in its segmented reporting for the year of 2006 going forward. The release was in connection with the company’s scheduled annual investor conference call at 4:15 p.m. today, April 4, 2006. In addition, the company has prepared and distributed a Power Point® presentation amplifying on the financial presentation which is also to be made available on the company’s web site. Copies of the press release and the presentation are attached as exhibits to this Report on Form 8-K.

ITEM 9.01. Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release April 4, 2006: Newtek Announces Record 2005 Revenue of $95 million, an increase of 35% over 2004

99.2	2005 Annuall Shareholder Conference Call

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEK BUSINESS SERVICES, INC.

Date: April 4, 2006	By:	/s/ BARRY SLOANE

Name: Barry Sloane Title: Chairman of the Board, Chief Executive Officer, and Secretary